Exhibit 99.1

Second Quarter 2016 Investor Conference Call

PALM BEACH GARDENS, FL (August 12, 2016)  – Aurora Diagnostics Holdings, LLC announced that it will hold a conference call to review its results for the quarter ended June 30, 2016, on Thursday, August 18, 2016, at 9:30 a.m. Eastern Time. The call may be accessed by dialing (877) 561-2748 for U.S. callers or (720) 545-0044 for international callers.  Please reference conference ID# 66033474.

The Company will provide a live internet webcast of the conference call, as well as an archived replay, all of which can be accessed from the Company’s Investor Relations page at www.auroradx.com.  In addition, a telephonic replay of the conference call will be available through 12:30 p.m. on Thursday, August 25, 2016 and can be accessed by dialing (855) 859-2056 (toll free) or (404) 537-3406.  Please reference conference ID# 66033474.

About Aurora Diagnostics

Aurora Diagnostics is the leading independent specialized laboratory company focused on anatomic pathology and cancer diagnostics. The Company has 26 community-based pathology practices with 160 board-certified pathologists on staff, and clients include over 13,000 referring physicians and 93 hospitals across 45 states. Referring physicians include dermatologists, obstetricians and gynecologists, family practitioners, gastroenterologists, urologists, general surgeons and oncologists. Aurora also serves as laboratory medical director for 362 laboratory sites across the country, including the 93 hospital clients. For additional information regarding Aurora Diagnostics and the services it provides, please visit the company website at www.auroradx.com..

Investor Relations Contact

For questions and inquiries regarding the foregoing, please contact John D’Achille, Director of Financial Reporting, at jdachille@auroradx.com.